Exhibit 99.1

FOR IMMEDIATE RELEASE

SUMTOTAL ENTERS INTO AMENDED MERGER AGREEMENT WITH ACCEL-KKR

SumTotal Stockholders to Receive $4.80 per Share in Cash

Mountain View, CA – May 19, 2009 – SumTotal® Systems, Inc. (NASDAQ: SUMT), the market leader and a global provider of talent development solutions, today announced that it has amended its definitive merger agreement previously announced on April 24, 2009 with affiliates of Accel-KKR, a technology-focused private equity firm.

Under the terms of the amended agreement, the purchase price for each share of SumTotal common stock has been increased from $3.80 to $4.80 in cash. The new purchase price represents a premium of approximately 138.8% over SumTotal’s closing share price on April 3, 2009, the last trading day prior to the public announcement of an unsolicited proposal from another party to acquire SumTotal for $3.25 per share in cash, and a premium of approximately 193.9% over SumTotal’s average closing share price for the 30 trading days ending on April 3, 2009.

SumTotal’s Board of Directors has unanimously approved the amended agreement and recommends that SumTotal stockholders approve the transaction. SumTotal also announced that its Board of Directors no longer deems the proposal received on May 13, 2009 from Vista Equity Partners (“Vista Equity”) to acquire all of the outstanding shares of SumTotal common stock for $4.75 per share in cash to be a superior proposal, as defined in SumTotal’s merger agreement with Accel-KKR, and recommends that stockholders reject such acquisition proposal and any previously made acquisition proposals from Vista Equity.

The transaction is subject to customary closing conditions, including the approval of SumTotal’s stockholders. There is no financing condition to the transaction.

Under the amended agreement, SumTotal will continue to solicit alternative proposals from third parties until May 24, 2009. SumTotal is required to pay a termination fee of $6.67 million to Accel-KKR in order to accept a superior proposal from any other party.

RBC Capital Markets Corporation is acting as financial advisor to the Board of SumTotal, and Wilson Sonsini Goodrich & Rosati, Professional Corporation, is acting as SumTotal’s legal advisor. Kirkland & Ellis LLP is acting as legal advisor to Accel-KKR.

About Accel-KKR

Accel-KKR is a technology-focused private equity firm with over $1 billion in assets under management. The firm invests primarily in software and IT-enabled businesses well positioned for top-line and bottom-line growth. At the core of Accel-KKR’s investment strategy is a commitment to developing strong partnerships with the management teams of its portfolio companies and a focus on building value through the significant resources available through the Accel-KKR network. Accel-KKR has a particular focus on going-private transactions, divisional buyouts of larger companies and buyouts and recapitalizations of family-owned or closely-held private companies. For more information, please visit www.accel-kkr.com.

About SumTotal Systems, Inc.

SumTotal Systems, Inc. (NASDAQ: SUMT) is the market leader and a global provider of talent development solutions. SumTotal deploys mission-critical solutions designed to drive learning, align goals, develop skills, assess performance, plan for succession and set compensation. SumTotal’s solutions aim to accelerate performance and profits for more than 1,500 companies and governments of all sizes, including six of the world’s 10 biggest pharmaceutical makers, six of the 10 largest automotive companies in the world, four of the five branches of the U.S. Armed Forces, three of the world’s top five airlines, five of the six largest U.S. commercial banks and two of the world’s top five specialty retailers. Mountain View, CA-based SumTotal has offices across Asia, Australia, Europe and North America. For more information about SumTotal’s products and services, visit www.sumtotalsystems.com.

SumTotal and the SumTotal logo are registered trademarks or trademarks of SumTotal Systems, Inc. and/or its affiliates in the United States and/or other countries. Other names may be trademarks of their respective owners.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this document include statements concerning the proposed transaction with Accel-KKR, including SumTotal’s ability to solicit alternative transactions and the termination fee payable in the event that SumTotal accepts a superior proposal. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: risks associated with uncertainty as to whether any transaction will be completed, costs and potential litigation associated with a transaction, the failure to obtain SumTotal’s stockholder approval as may be required to consummate a transaction, the failure of either party to meet the closing conditions set forth in the merger agreement with Accel-KKR, , the extent and timing of regulatory approvals necessary to consummate a transaction and the risk factors discussed from time to time by the company in reports filed with the Securities and Exchange Commission. We urge you to carefully consider the risks which are described in SumTotal’s Annual Report on Form 10-K for the year ended December 31, 2008 and in SumTotal’s other SEC filings. SumTotal is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

Additional Information and Where You Can Find It

In connection with the proposed transaction with affiliates of Accel-KKR, SumTotal filed a preliminary proxy statement concerning the proposed transaction with the SEC on May 4, 2009. Investors and security holders of SumTotal are urged to read the proxy statement and any amendments thereto as well as any other relevant documents filed with the SEC when they become available because they will contain important information about SumTotal and the proposed transaction with Accel-KKR. The definitive proxy statement (when it becomes available) will be mailed to SumTotal stockholders. The proxy statement and any other documents filed by SumTotal with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by SumTotal by contacting SumTotal Investor Relations at 650-934-9584. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.

SumTotal and its directors, executive officers and certain other members of its management and employees may, under SEC rules, be deemed to be participants in the solicitation of proxies from

SumTotal’s stockholders in connection with the proposed transaction with affiliates of Accel-KKR. Information regarding the interests of such directors and executive officers (which may be different then those of SumTotal’s stockholders generally) is included in SumTotal’s proxy statements and Annual Reports on Form 10-K, as amended, previously filed with the SEC, and the preliminary proxy statement relating to the proposed transaction filed with the SEC on May 4, 2009. Each of these documents is available free of charge at the SEC’s web site at http://www.sec.gov and from SumTotal Investor Relations, at http://investor.sumtotalsystems.com.

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CONTACTS:

For SumTotal Systems, Inc.

Investors

Gwyn Lauber

SumTotal Systems, Inc.

650-934-9584

glauber@sumtotalsystems.com

Media

Kimberley Kasper

SumTotal Systems, Inc.

650-934-9579

kkasper@sumtotalsystems.com

Matthew Sherman / Andi Salas

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

msherman@joelefrank.com / asalas@joelefrank.com

For Accel-KKR Joseph Kuo Kekst and Company 212-521-4863 joe-kuo@kekst.com